UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2025

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AVITA Medical, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (“Annual Meeting”) solely by means of remote communication via live webcast on June 4, 2025 (being June 5, 2025 in Australia).

Amendment to Omnibus Incentive Plan

At the Annual Meeting, the Company’s stockholders approved the Company’s 2020 Omnibus Incentive Plan Amended and Restated (the “Amended and Restated Plan”). The Amended and Restated Plan, among other things, increased the number of shares of the Company’s common stock available for issuance under the Plan by 2,500,000 shares, for a total of 6,750,000 shares issuable under the Amended and Restated Plan. The full text of the Amended and Restated Plan was included as Annexure A to the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 22, 2025 (the “Proxy Statement”). The summary of the Amended and Restated Plan provided herein is qualified in its entirety by reference to the full text of the Amended and Restated Plan.

Director and Officer Equity Awards

At the Annual Meeting, the Company’s stockholders approved grants of options and restricted stock units to the Company’s non-executive directors and a grant of options to the Company’s Chief Executive Officer. The grants are summarized in Item 5.07 below and in Proposals 3 through 8 (with respect to the non-executive directors) and Proposal 9 (with respect to the Chief Executive Officer) in the Company’s Proxy Statement. The terms and conditions of such grants of options and restricted stock units are described in the Proxy Statement, which disclosure is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the proposals summarized in the Proxy Statement as set forth below:

1.
Election of Directors (Proposal 1): All seven directors named in the Proxy Statement were elected to serve on the Company’s Board of Directors with the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lou Panaccio	8,556,636	2,484,940	3,313,114
Professor Suzanne Crowe	8,646,139	2,395,437	3,313,114
Jeremy Curnock Cook	8,557,902	2,483,674	3,313,114
Robert McNamara	9,020,651	2,020,925	3,313,114
Jan Stern Reed	8,816,118	2,225,381	3,313,114
Cary Vance	9,011,807	2,029,762	3,313,114
James Corbett	9,972,296	1,069,273	3,313,114

2.
Appointment of Independent Auditor (Proposal 2): The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,383,217	604,414	367,110	-

3.
Issuance of Securities to Non-Executive Directors (Proposals 3 - 8): Stockholders approved the grant of 10,022 restricted stock units and the grant of 4,295 stock options to each of the six non-executive directors on the terms and conditions set out in the Proxy Statement. The votes regarding these proposals were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lou Panaccio	8,854,480	1,871,636	315,511	3,313,114
Professor Suzanne Crowe	8,832,786	1,883,082	325,759	3,313,114
Jeremy Curnock Cook	8,820,081	1,888,090	333,456	3,313,114
Robert McNamara	8,833,929	1,876,290	331,408	3,313,114
Jan Stern Reed	8,831,071	1,879,952	330,604	3,313,114
Cary Vance	8,835,682	1,875,897	330,048	3,313,114

4.
Issuance of Securities to James Corbett (Proposal 9): Stockholders approved the grant of options to acquire 520,000 shares of common stock of the Company to the Company’s Chief Executive Officer, James Corbett, on the terms and conditions set forth in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,994,902	2,772,833	273,892	3,313,114
5.
Advisory Vote to Approve Compensation of Named Executive Officers (Proposal 10): Stockholders voted in favor of the non-binding advisory vote to approve the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,447,767	2,221,096	372,764	3,313,114

6.
Approval of the Amended and Restated Plan (Proposal 11): Stockholders approved the Amended and Restated Plan with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,876,570	3,655,347	509,710	3,313,114

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	June 5, 2025	By:	/s/ David O’Toole
David O’Toole Chief Financial Officer